Exhibit 23.1

CONSENT OF INDEPENDENT AUDITOR

We consent to the inclusion in Form 8-K/A of ENB Financial Corp. of our report dated April 9, 2025, relating to our audit of the consolidated financial statements of Cecil Bancorp, Inc. for the year-ended December 31, 2024.

/s/ YOUNT, HYDE & BARBOUR, P.C.

Richmond, Virginia

April 17, 2026

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